Exhibit 4.10
THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.
STOCK OPTION AGREEMENT
     White Mountain Titanium Corporation, a Nevada corporation (the “Company”), desiring to afford an opportunity to Proteus Capital Corp. (the “Grantee”) to purchase certain shares of the Company’s common stock (the “Common Stock”), to provide the Grantee with an added incentive pursuant to a consulting agreement to the Company, hereby grants to the Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares specified below, during the term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:
     1. Grant of Option. The Company hereby irrevocable grants to Grantee the right and option to purchase all or any part of an aggregate of 100,000 shares of Common Stock on the terms and conditions hereof (the “Option”). This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.
     2. Exercise Price. The exercise price of this Option shall be $2.00 per share.
     3. Expiration Date. Except otherwise provided herein, any unexercised options granted pursuant to this Option shall expire on August 13, 2009.
     4. Termination Provisions. The right to exercise this Option is subject to the following additional restrictions and limitations:
          Death of Grantee. If the Grantee shall die while this Option remains exercisable, the Grantee’s legal representative or representatives or the persons entitled to do so under the Grantee’s last will and testament or under applicable intestate laws shall have the right to exercise this Option, provided that such right shall expire and this Option shall terminate one year after the date of Grantee’s death or on the expiration of this Option, whichever date is earlier. In all other respects, this Option shall terminate upon such death.

     5. Method of Exercise. This Option may be exercised by delivery of a notice of exercise, a form of which is attached hereto as Exhibit “A” and incorporated herein by this reference, setting forth the number of Options to be exercised together with a certified check or bank check payable to the order of the Company in the amount of the full exercise price of the Common Stock being purchased.
          As soon as practicable after receipt by the Company of such notice, a certificate or certificates representing such shares of Common Stock shall be issued in the name of the Grantee, or, if the Grantee shall so request in the notice exercising the Option, in the name of the Grantee and another person jointly, with right of survivorship, and shall be delivered to the Grantee. If this Option is not exercised with respect to all Common Stock subject hereto, Grantee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.
     6. Shareholder’s Rights. The Grantee shall have the rights of a shareholder only with respect to Common Stock fully paid for by Grantee under this Option.
     7. Transferability. During Grantee’s lifetime this Option may not be transferred, in whole or in part, except upon the prior written consent of the Company.
     8. Registration Rights
     The Grantee shall have the following “piggy-back” registration rights:
          (a) Whenever the Company shall propose to file a new registration statement under the Securities Act on a form which permits the inclusion of the shares underlying the options for resale (the “Registration Statement”), it will give written notice to Grantee at least fifteen (15) business days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file the Registration Statement and the intended method of distribution in connection therewith, and advising the Grantee of its right to have any or all of the shares then held included among the securities to be covered by such registration statement (the “Piggy-Back Rights”).
          (b) Subject to Section (d) and Section (e) hereof, in the event that the Grantee has and shall elect to utilize the Piggy-Back Rights, the Company shall include in the Registration Statement the number of the shares identified by the Grantee in a written request (the “Piggy-Back Request”) given to the Company not later than ten (10) Business Days prior to the proposed filing date of the Registration Statement. The shares identified in the Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Registration Statement.
          (c) Notwithstanding anything in this Term Sheet to the contrary, the Grantee shall not have Piggy-Back Rights with respect to (i) a registration statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto, (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company, (iii) a registration statement filed in connection with an offering by the Company of securities convertible into or exchangeable for Common Stock, and (iv) a registration statement filed in connection with private placement of securities of the Company (whether for cash or in connection with an acquisition by the Company or one of its subsidiaries).
          (d) If the lead managing underwriter selected by the Company for an underwritten offering for which Piggy-Back Rights are requested determines that marketing or other factors require a limitation on the number of shares of common stock to be offered and sold in such offering, then (i) such underwriter shall provide written notice thereof to each of the Company and the shareholders, and (ii) there shall be included in the offering, first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriter as aforesaid) and, second, only that number of shares requested to be included in the Registration Statement by the Grantee that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of common stock that the Company desires to sell for its own account.
          (e) Nothing contained in this Option Agreement shall create any liability on the part of the Company to the Grantee if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the Grantee may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.
          (f) As a condition to providing Piggy-Back Rights, the Company may require Grantee to furnish to the Company in writing such information regarding the proposed distribution by such Grantee as the Company may from time to time reasonably request.
          (g) Except as set forth below, the Company shall bear all expenses of the Registration Statement. Grantee will be responsible for payment of its own legal fees (if the Grantee retains legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration of the shares to be sold by the Grantee.
          (h) The Company will keep the Registration Statement effective at least until the earlier of: (i) such time as all of the shares included in the Registration Statement have been disposed of pursuant to and in accordance with the Registration Statement; (ii) such time as all of the shares included in the Registration Statement may be sold to the public without registration or restriction pursuant to Rule 144 of the Securities Act; or (iii) August 13, 2009.
     9. Adjustment to Number of Shares of Common Stock. In the event that the number of shares of Common Stock of the Company from time to time issued and outstanding is increased pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by this Option shall be increased proportionately, with no increase in the total purchase price of the shares then so covered. In the event that the number of shares of Common Stock of the Company from time to time issued and outstanding is reduced by a combination or consolidation of shares, the number of shares of Common Stock then covered by this Option shall be reduced proportionately, with no reduction in the total purchase price of the shares then so covered. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of section 355 of the Internal Revenue Code, or any amendment or successor statute of like tenor, then the total purchase price of the Common Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company plus the stock distributed in respect thereof. In the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes significant portion of the value of its issued and outstanding Common Stock to its shareholders, the number of shares then subject to this Option, or the exercise price of this Option, may be adjusted in the reasonable discretion of the Board or a duly authorized committee. All such adjustments shall be made by the Board or duly authorized committee, whose determination upon the same, absent demonstrable error, shall be final and binding. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from this Option. No adjustment shall be made for cash dividends, for the issuance of additional shares of Common Stock for consideration approved by the Board, or for the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.
     10. Withholding. If the exercise of this Option is subject to withholding of federal, state, local, or foreign taxes, such requirements may, at the discretion of the Board or a duly authorized committee, and to the extent permitted by the then governing provisions of law, be met (i) by the holder of this Option either delivering shares of Common Stock or canceling Options with a fair market value equal to such requirements, such fair market value to be determined by the Board; (ii) by the Company withholding shares of Common Stock subject to this Option with a fair market value equal to such requirements, such fair market value to be determined by the Board; (iii) by the Grantee delivering with the Form of Exercise funds equal to the amount of such taxes; or (iv) by the Company making such withholding payments and the Grantee reimbursing the Company such amount paid within 10 days after written demand therefor from the Company. In no event, however, shall the Company be permitted to require payment from the Grantee in excess of the maximum required tax withholding rates.
     11. Availability of Shares. During the term of this Option, the Company shall at all times reserve for issuance the number of shares of Common Stock subject to this Option.

     12. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself and his transferees that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state, or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company. The Grantee, for himself and his transferees, agrees to provide information reasonably requested by the Company in order to satisfy the requirements of any exemption from the registration provisions of federal or state securities laws.
     13. No Right of Employment. Nothing contained in this Option shall be construed as conferring on the Grantee any right to continue or remain as a consultant of the Company or its subsidiaries.
     14. Miscellaneous
          a. Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Grantee:	At the address set forth on the signature page.

Company:	Brian Flower, Secretary
1188 West Georgia Street
Suite 2150
Vancouver, BC
V6E 4A2

with copy to:	Ronald N. Vance
Attorney at Law
57 West 200 South
Suite 310
Salt Lake City, UT 84101

          b. Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.
          c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.
          d. Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.
          e. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.
          f. Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.
          g. Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.
          h. Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.
          i. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.
          j. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

          k. Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
          l. Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.
          m. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Any action to enforce the provision of this Agreement shall be brought in a court of competent jurisdiction in Bernalillo County, State of New Mexico, and no other place.
     IN WITNESS WHEREOF, the parties hereto have executed this document this 29th day of October 2005, to be effective August 13, 2004.

Company:		White Mountain Titanium Corporation

	By	/s/ BRIAN FLOWER

Brian Flower, Secretary

Grantee:		Proteus Capital Corp.

/s/ DOUGLAS NEWBY

Douglas Newby, President

P.O. Box 3230 Sag Harbor

Address

New York, NY 11963

EXHIBIT “A”
FORM OF EXERCISE
(To be signed only upon exercise of Option)
To: White Mountain Titanium Corporation (the “Company”)
     The undersigned, the owner of the attached Option, hereby irrevocable elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, ___ shares of Common Stock of the Company.
     1. Payment. Enclosed is payment of the exercise price of the Common Stock to be acquired in the following form of payment:
          a. A certified check or bank check in the amount of $___;
     2. Certificate Information. Please have the certificate(s) registered in the name of ___and delivered to ___. If this exercise does not include all of the Common Stock covered by the attached Option, please deliver a new Option of like tenor for the balance of the Common Stock to the undersigned at the foregoing address.
     3. Restricted Securities. The shares of Common Stock issued pursuant to this exercise have not been registered under the Securities Act and are being issued to the undersigned in reliance upon the exemption from such registration as noted below. The undersigned hereby confirms that he has been informed that the shares are restricted securities under the Securities Act and may not be resold or transferred unless they are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, the undersigned acknowledges that he is prepared to hold the shares for an indefinite period
     4. Restrictions on Disposition of Shares. The undersigned shall make no disposition of the shares unless and until the undersigned shall have:
          (a) provided the Company with a written summary of the terms and conditions of the proposed disposition.
          (b) complied with all requirements of this Agreement applicable to the disposition of the shares.
          (c) provided the Company with written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the shares under the Securities Act, or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including Rule 144) has been taken.

     The Company shall not be required (i) to transfer on its books any shares which have been sold or transferred in violation of the provisions of this Agreement, or, (ii) to treat as the owner of the shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the shares have been transferred in contravention of this Agreement.
     5. The stock certificates for the shares shall be endorsed with restrictive legends substantially similar to the following:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS OR UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

DATED this ___day of ___200___.

Signature of Grantee